Exhibit 99.1

Monolithic System Technology, Inc. Announces Third Quarter 2004 Results

    SUNNYVALE, Calif.--(BUSINESS WIRE)--Oct. 28, 2004--Monolithic System Technology, Inc. (MoSys), (Nasdaq:MOSY) the industry's leading provider of high density SoC embedded memory solutions, today reported financial results for its third quarter ended September 30, 2004.

    Financial Results

    Total net revenue in the quarter was $1.7 million, as compared to $3.4 million in the second quarter of 2004 and $3.5 million in the third quarter 2003.
    License revenue in the quarter totaled $128,000, down from $1.3 million in the previous quarter and the $1.8 million in the third quarter of 2003.
    The company reported $1.5 million of royalty revenue in the quarter, a slight increase over the previous quarter's $1.4 million and the $1.2 million reported for the third quarter of 2003.
    Product revenue in the third quarter totaled $76,000. This compares to $681,000 recognized in the previous quarter and $511,000 reported in the third quarter of 2003. Decreasing product revenue reflects the company's strategy to exit the discreet product business.
    "Licensing revenue has been adversely affected by disruptions triggered by the aborted Synopsys acquisition as well as some challenging market conditions," commented Dr. Fu-Chieh Hsu, President and CEO of MoSys. "Over the past two quarters we have refocused the company on strengthening our independent presence in the market in order to capitalize on what we believe to be the growing need for high-density embedded memory."
    Net income for the quarter under generally accepted accounting principles was $5.1 million or $0.15 fully diluted earnings per share. Net income includes $10.0 million of other income in the form of cash received from Synopsys as a result of the termination of the merger agreement. The results for the quarter compare to net loss of $249,000, or ($0.01) diluted earnings per share, in the same period last year. Third quarter 2004 earnings per share were computed using 33,350,000 shares.
    Dr. Hsu further commented, "Although the third quarter results were constrained, we did continue to take important steps to further improve the company. To complement our exceptional engineering talent, we further enhanced our leadership team with the addition of three new seasoned board members and appointed a new vice president of sales and marketing, who will focus on driving the proliferation of our innovative memory technologies into SOC designs."

    Third Quarter Financial Results Web Cast/Conference Call

    MoSys' President and Chief Executive Officer, Dr. Fu-Chieh Hsu and Chief Financial Officer, Mark Voll will discuss the third quarter financial results during a live web cast and conference call beginning at 2:15 p.m. (PT) on Thursday, Oct. 28, 2004. Investors and other interested parties may listen to the live web cast by visiting the investor relations' section of the MoSys web site at http://www.mosys.com. A replay of the conference call will be available for 24 hours beginning at 5 p.m. PT. The replay number is 888-286-8010 with a pass code of 59585575. A web cast replay will also be available on the Company's Web site.

    About MoSys

    Founded in 1991, MoSys (Nasdaq:MOSY), develops, licenses and markets innovative memory technologies for semiconductors. MoSys' patented 1T-SRAM technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. The single transistor bit cell used in 1T-SRAM memory results in the technology achieving much higher density than traditional four or six transistor SRAMs while using the same standard logic manufacturing processes. 1T-SRAM technologies also offer the familiar, refresh-free interface and high performance for random address access cycles associated with traditional SRAMs. In addition, these technologies can reduce operating power consumption by a factor of four compared with traditional SRAM technology, contributing to making them ideal for embedding large memories in System on Chip (SoC) designs. MoSys' licensees have shipped more than 80 million chips incorporating 1T-SRAM embedded memory technologies, demonstrating excellent manufacturability in a wide range of silicon processes and applications. MoSys is headquartered at 1020 Stewart Drive, Sunnyvale, California 94085. More information is available on MoSys' website at http://www.mosys.com.

    Forward-Looking Statements

    This press release may contain forward-looking statements about the Company including, without limitation, benefits and performance expected from use of the Company's 1T-SRAM technologies.
    Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, customer acceptance of our 1T-SRAM technologies, the timing and nature of customer requests for our services under existing license agreements, the level of commercial success of licensees' products such as the Nintendo GAMECUBE and cell phone hand sets, ease of manufacturing and yields of devices incorporating our 1T-SRAM, our ability to enhance the 1T-SRAM technology or develop new technologies, the level of intellectual property protection provided by our patents, the vigor and growth of markets served by our licensees and customers, and the termination of our merger agreement with Synopsys, Inc. and operations of the Company and other risks identified in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
    1T-SRAM(R) is a MoSys trademark registered in the U.S. Patent and Trademark Office. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.



                 MONOLITHIC  SYSTEM TECHNOLOGY, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)

                         Three Months Ended       Nine Months Ended
                            September 30,           September 30,
                          2004        2003        2004        2003
                       ----------- ----------- ----------- -----------
                       (unaudited) (unaudited) (unaudited) (unaudited)
Net Revenue
  Product                     $76        $511        $919      $1,570
  Licensing                   128       1,780       4,426       8,489
  Royalty                   1,488       1,208       4,256       5,823
                       ----------- ----------- ----------- -----------
    Total                   1,692       3,499       9,601      15,882
                       ----------- ----------------------- -----------

Cost of Net Revenue
  Product                      86         260         630         958
  Licensing                   236         588       1,094       1,544
                       ----------- ----------- ----------- -----------
    Total                     322         848       1,724       2,502
                       ----------- ----------------------- -----------
Gross Profit                1,370       2,651       7,877      13,380
                       ----------- ----------------------- -----------

Operating Expenses:
  Research and
   development              2,167       2,093       6,328       6,506
  Selling, general and
   administrative           3,948       1,396      11,956       4,658
  Stock-based
   compensation expense         8         190          60         421
                       ----------- ----------- ----------- -----------
    Total operating
     expenses               6,123       3,679      18,344      11,585
                       ----------- ----------------------- -----------

  Income (loss) from
   operations              (4,753)     (1,028)    (10,467)      1,795
  Interest and other
   income                  10,398         311      11,028       1,453
                       ----------- ----------- ----------- -----------

  Income (loss) before
   income taxes             5,645        (717)        561       3,248
  Benefit (provision)
   for income taxes          (565)        468         (57)       (325)
                       ----------- ----------- ----------- -----------

Net Income (Loss)          $5,080       $(249)       $504      $2,923
                       =========== ======================= ===========

Net Income (Loss) Per
 Share
  Basic                     $0.16      ($0.01)      $0.02       $0.10
                       =========== =========== =========== ===========
  Diluted                   $0.15      ($0.01)      $0.02       $0.09
                       =========== =========== =========== ===========

Shares Used in
 Computing Net Income
 (Loss) Per Share
    Basic                  31,074      30,614      30,902      30,437
    Diluted                33,350      30,614      32,184      30,934


                  MONOLITHIC SYSTEM TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                         September 30,   December 31,
                                             2004           2003
                                        --------------- --------------
                                          (unaudited)     (audited)
Assets
Current Assets
  Cash, cash equivalents and short-term
   investments                                 $57,922        $41,365
  Accounts receivable -- net                       108          1,027
  Unbilled contract receivable                   1,186          1,106
  Inventories -- net                                --            474
  Prepaid expenses and other assets              3,932          3,822
                                        --------------- --------------
    Total Current Assets                        63,148         47,794

  Long-term investments                         32,552         44,462
  Property and equipment -- net                    864          1,796
  Goodwill                                      12,326         12,326
  Other Assets                                     515            514
                                        --------------- --------------
    Total Assets                               109,405        106,892
                                        =============== ==============


Liabilities and Stockholders' Equity:
Current Liabilities:
  Accounts payable                                $927           $116
  Accrued expenses and other liabilities         5,250          2,733
  Deferred revenue                                 283            506
  Current portion of capital lease
   obligations                                       9             13
                                        --------------- --------------
  Total Current Liabilities                      6,469          3,368

   Long term portion of capital lease
    obligations                                      7             13

  Common stock and additional paid in
   capital                                      98,370         99,456
  Retained earnings                              4,559          4,055
                                        --------------- --------------
Total Stockholders' Equity                     102,929        103,511
                                        --------------- --------------

  Total Liabilities and Stockholders'
   Equity                                     $109,405       $106,892
                                        =============== ==============


    CONTACT: Monolithic System Technology, Inc., Sunnyvale
             Mark Voll, 408-731-1800
             or
             Shelton Investor Relations
             Beverly Twing, 972-239-5119 x126
             btwing@sheltongroup.com